UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2016

CARDAX, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-181719	45-4484428
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2800 Woodlawn Drive, Suite 129, Honolulu, Hawaii 96822

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (808) 457-1400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On September 6, 2016, the Board of Directors of Cardax, Inc. (the “Company”) materially modified the material compensatory plans, contracts or arrangements (whether or not written) to which covered officers and directors of the Company are a party as described below.

The compensation arrangements of the Chief Executive Officer, Chief Science Officer, and Vice President, Research of the Company were amended so that, effective for all payroll periods payable from and after September 8, 2016, they will receive bi-weekly cash compensation as follows:

Title – Name	Bi-Weekly Cash Compensation
Chief Executive Officer – David G. Watumull	$4,327
Chief Science Officer – Gilbert M. Rishton	$1,923
Vice President, Research – Timothy J. King	$3,269

The compensation arrangement with JBR Business Solutions, LLC, under which John B. Russell serves as our Chief Financial Officer, was amended so that, effective for all monthly periods payable from and after September 30, 2016, he will receive monthly compensation as follows:

Title – Name	Monthly Cash Compensation
Chief Financial Officer – John B. Russell	$3,500

The compensation arrangements of the independent directors of the Company were amended so that, from and after the month ending of September 30, 2016, they will each receive quarterly equity compensation in arrears in the form of a grant of shares of our common stock or non-qualified stock options to purchase shares of the Company’s common stock under the Cardax, Inc. 2014 Equity Compensation Plan based on the higher of the then current market price or $0.15 per share as follows:

Title – Name	Quarterly Equity Compensation
Chairman – George W. Bickerstaff, III	$12,500
Independent Director – Terence A. Kelly	$12,500

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 12, 2016

CARDAX, INC.

By:	/s/ David G. Watumull
David G. Watumull
Chief Executive Officer and President

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